Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-260447) of our report dated March 24, 2022, on the financial statements of ZFS Creston, LLC, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Crowe LLP
Crowe LLP
Indianapolis, Indiana
May 5, 2022